Exhibit 5.1

March 6, 2015

USA Truck, Inc.
3200 Industrial Park Rd.
Van Buren, AR 72956

Re:           Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to USA Truck, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") of a shelf Registration Statement on Form S-3 (the "Registration Statement") to be filed on or about the date hereof. The Registration Statement relates to the registration of the Company's common stock, par value $0.01 per share, and secondary shares of common stock of the Company, par value $0.01 per share, to be offered and sold from time to time in one or more offerings by the Company or certain selling stockholders of the Company named in the prospectus constituting a part of the Registration Statement (the “Securities”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5).

In rendering the opinions set forth below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) an executed copy of the Registration Statement; (b) the Restated and Amended  Certificate of Incorporation of the Company; (c) the Amended Bylaws of the Company; (d) certain resolutions adopted by the Board of Directors of the Company (the “Board”) with respect to the filing of the Registration Statement and the issuance of the Securities contemplated thereby; and (e) such other documents, records, certificates, and other instruments as in our judgment are necessary or appropriate for purposes of this opinion.  We have relied upon statements and representations of officers and other representatives of the Company and the selling stockholders as to factual matters.

In our examination of the aforesaid documents, we have assumed without verification the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law and the federal laws of the United States. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.

With respect to the Securities to be offered and sold by the Company and the selling stockholders, we have assumed that (i) the Securities to be offered by the Company will have been specifically authorized for issuance by the Board; (ii) the Commission will have entered an appropriate order declaring effective the Registration Statement and such effectiveness will not have been terminated or rescinded; (iii) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (iv) all Securities will be offered and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement; (v) a definitive purchase, underwriting, or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by the Company, the selling stockholders, if applicable, and the other parties thereto; and (vi) the terms of the Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

With respect to the issuance and sale of the Securities by the Company, we have assumed that, at the time of issuance and sale, a sufficient number of shares of common stock are authorized and reserved or available for issuance and that the consideration for the issuance and sale of the Securities will consist of any tangible or intangible property or benefit to the Company, including but not limited to cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Company, as approved by the Board or a committee thereof, and that such consideration is adequate.

Based upon, subject to, and limited by the foregoing, and subject to the assumptions, limitations, and qualifications stated herein, we are of the opinion that:

1.
The Securities, or any portion thereof, to be offered by the selling stockholders, have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid, and nonassessable.

2.
Upon the due authorization of the issuance of such Securities and the issuance and sale thereof as described in the Registration Statement (together with any applicable prospectus supplement), such Securities will be validly issued, fully paid, and nonassessable.

Our opinion represents the reasoned judgment of Scudder Law Firm, P.C., L.L.O., as to certain matters of law stated herein and should not be considered or construed as a guaranty. This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion letter speaks as of the date hereof. Our opinion is subject to future changes in law or fact, and we disclaim any obligation to advise you of or update this opinion for any changes of applicable law or facts that may affect matters or opinions set forth herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this opinion and consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Scudder Law Firm, P.C., L.L.O.

SCUDDER LAW FIRM, P.C., L.L.O.
By:	Heidi Hornung-Scherr
Principal

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